Exhibit 10.1
WAIVER AND AGREEMENT

This Waiver and Agreement (this “Waiver”), is entered into as of August 30, 2024 (the “Effective Date”), by and among (i) GAHC3 Trilogy JV, LLC, a Delaware limited liability company (“Buyer”), (ii) American Healthcare REIT, Inc., a Maryland corporation (“Issuer”), and (iii) Trilogy Holdings NT-HCI, LLC, a Delaware limited liability company (“Seller,” and together with Buyer and Issuer, the “Parties,” and each individually, a “Party”). Capitalized terms used but not otherwise defined herein shall have their respective meaning as set forth in the Purchase Agreement (as defined below).
Recitals
Whereas, the Parties previously entered into that certain Membership Interest Purchase Agreement, dated as of November 3, 2023 (as amended or supplemented, as applicable, by the letter agreement, dated February 14, 2024, and the letter agreement, dated May 7, 2024, the “Purchase Agreement”), by and among Buyer, Issuer, Seller and NorthStar Healthcare Income Operating Partnership, LP, a Delaware limited partnership; and
Whereas, Buyer, Issuer and Seller have agreed to waive and/or modify (as applicable) Sections 2.4 and 2.5 of the Purchase Agreement as set forth herein.
Now, Therefore, in consideration of the foregoing and the mutual covenants and promises set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto agree as follows:
Agreement
1.Waiver and Agreement.
(a)Seller hereby waives its right to receive the notice in Section 2.4 of the Purchase Agreement, if there will be no Equity Consideration issued at the Closing.
(b)The Parties hereby agree that the Closing may take place as soon as one (1) Business Day after the Buyer delivers its Closing Notice to Seller, notwithstanding the proviso in Section 2.5 of the Purchase Agreement, if both of the following statements are true: (i) there will be no Equity Consideration issued at the Closing; and (ii) the Buyer’s designated date in the Closing Notice is on or before October 15, 2024.
2.Governing Law. This Waiver and all claims arising hereunder (in tort, contract or otherwise) will be governed by and construed in accordance with the Legal Requirements of the State of Delaware, without giving effect to any choice of law or conflict provision or rule (whether of such State or any other jurisdiction) that would cause the Legal Requirements of any other jurisdiction to be applied.
3.Counterparts. The Parties may execute this Waiver in two or more counterparts (no one of which need contain the signatures of all Parties), each of which will be an original and all of which together will constitute one and the same instrument. The Parties may deliver an executed copy of this Waiver by facsimile or other electronic transmission to the other Parties, and such delivery will have the same force and effect as any other delivery of a manually signed copy of this Waiver.
[Signature Pages Follow]

In Witness Whereof, the undersigned have executed and delivered this Waiver as of the Effective Date.

SELLER:

TRILOGY HOLDINGS NT-HCI, LLC

By: /s/ Kendall Young
Name: Kendall Young
Title: Chief Executive Officer

[Waiver and Agreement]

In Witness Whereof, the undersigned have executed and delivered this Waiver as of the Effective Date.

BUYER:

GAHC3 TRILOGY JV, LLC

By: American Healthcare REIT Holdings, LP, its Sole Member

By: Continental Merger Sub, LLC, its General Partner

By: American Healthcare REIT, Inc., its Sole Member

By: /s/ Danny Prosky
Name: Danny Prosky
Title: Chief Executive Officer and President

[Waiver and Agreement]

In Witness Whereof, the undersigned have executed and delivered this Waiver as of the Effective Date.

ISSUER:

AMERICAN HEALTHCARE REIT, INC.

By: /s/ Danny Prosky
Name: Danny Prosky
Title: Chief Executive Officer and President

[Waiver and Agreement]